EXHIBIT 10.1

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [***]. CERTAIN SCHEDULES OR SIMILAR ATTACHMENTS HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(a)(5) of REGULATION S-K.

STOCKHOLDERS AGREEMENT

Dated as of March 30, 2026

TABLE OF CONTENTS

ARTICLE I GOVERNANCE	2
1.1 Composition of the Board of Directors at the Closing	2
1.2 Continuing Composition of the Board of Directors	2
1.3 Qualifications of Ki Designees	4
1.4 No Adverse Action; Voting Agreement	5
1.5 Termination of Board Designation Rights	6
1.6 Information Rights	6
ARTICLE II TRANSFERS; STANDSTILL PROVISIONS	8
2.1 Transfer Restrictions	8
2.2 Standstill Provisions	11
ARTICLE III NON-COMPETITION; NON-SOLICIT; NON-DISPARAGEMENT	13
3.1 Non-Competition; Non-Solicit; Non-Disparagement	13
3.2 Outside Activities	16
ARTICLE IV REPRESENTATIONS AND WARRANTIES	16
4.1 Representations and Warranties of the Investors	16
4.2 Representations and Warranties of the Company	17
ARTICLE V REGISTRATION RIGHTS	18
5.1 Demand Registrations	18
5.2 Piggyback Registrations	21
5.3 Shelf Registration Statement	22
5.4 Withdrawal Rights	24
5.5 Holdback Agreements	25
5.6 Registration Procedures	26
5.7 Registration Expenses	31
5.8 Miscellaneous	31
5.9 Registration Indemnification	32
ARTICLE VI DEFINITIONS	35
6.1 Defined Terms	35
6.2 Interpretation	42
ARTICLE VII MISCELLANEOUS	43
7.1 Term	43
7.2 Notices	43
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7.3 Investor Actions	45
7.4 Amendments and Waivers	46
7.5 Successors and Assigns	46
7.6 Recapitalizations, Exchanges Affecting the Registrable Securities; Other Transactions	46
7.7 Severability	46
7.8 Counterparts	47
7.9 Entire Agreement	47
7.10 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	47
7.11 Specific Performance	48
7.12 No Third Party Beneficiaries	48
7.13 No Inconsistent Agreements	48
7.14 No Affiliation	48
7.15 No Recourse	48

Schedules and Exhibits

Schedule I	K Family Members
Schedule II	Certain Voting Matters
Schedule III	Prohibited Entities
Schedule IV	Prohibited Senior Managers
Schedule 4.1(f)	Beneficial Ownership of Voting Securities
Schedule 4.1(g)	Current Business
Exhibit A	Form of Joinder

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This STOCKHOLDERS AGREEMENT, dated as of March 30, 2026, (this “Agreement”), by and among (a) New Slider Holdco, Inc., a Delaware corporation (the “Company”), (b) Ki Atlantic Holdings Limited, a private limited company incorporated in Jersey (the “Ki Holder”), (c) Jupiter LP Coinvest LLC, Jupiter LP Side Coinvest LLC, Jupiter CEO Coinvest LLC, Jupiter Roll Holdings LLC, Green Equity Investors CF IV-A, L.P., Green Equity Investors CF IV-C, L.P., LGP Associates CF IV, LLC, Green Equity Investors CF IV J, L.P., GEI Jupiter Holdings J, L.P., GEI IX Jupiter Aggregator, LLC, and Green Equity Investors Side IX, L.P. (collectively, “LGP”), (d) Platinum Falcon B 2018 RSC Limited (“PF”), (e) each of the stockholders whose name appears on the signature pages hereto and any other person who becomes a party hereto, including pursuant to Section 2.1(b)(i) (clauses (b)-(e), collectively, the “Investors”) and (f) solely for purposes of Section 1.4, Section 2.1, Section 2.2, Article III, Article IV, Article V, Section 6.1, Section 7.1 and Section 7.3 and Section 7.5, the persons set forth on Schedule I (the “K Family Members”).

W I T N E S S E T H:

WHEREAS, concurrently herewith, Sysco Corporation, a Delaware corporation (“Parent”), the Company, Slider Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company (“Merger Sub 3”), JRD Unico, Inc., a Delaware corporation (“Maverick OpCo”), Warehouse Realty, LLC, a Delaware limited liability company (“Maverick PropCo”), and the Ki Holder, solely in its capacity as the initial Holder Representative thereunder (“Holder Representative”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, (a) Merger Sub 1 shall merge with and into Parent (the “Parent Merger”), with Parent continuing as the surviving entity and a wholly owned Subsidiary of the Company, (b) substantially concurrently with the Parent Merger, Merger Sub 2 shall merge with and into Maverick OpCo (the “OpCo Merger”), with Maverick OpCo continuing as the surviving company and a wholly owned Subsidiary of the Company, and (c) immediately following the OpCo Merger, Merger Sub 3 shall merge with and into Maverick PropCo (the “PropCo Merger”, and collectively with the Parent Merger and the OpCo Merger, the “Mergers”), with Maverick PropCo continuing as the surviving company and a wholly owned Subsidiary of the Company, in each case, subject to the terms and subject to the conditions set forth in the Merger Agreement, and in connection with the Mergers and the other related transactions, the Holders (as defined below) will receive such number of shares of common stock, par value $1.00 per share, of the Company (the “Holdco Common Stock”, and the shares of Holdco Common Stock received by the Holders in the Mergers, the “Shares”) set forth in the Merger Agreement; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Holders’ ownership of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1            Composition of the Board of Directors at the Closing. On or prior to the date of Closing, (i) the Company’s board of directors (the “Board”) shall take all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to be increased by two and (ii) the Board shall appoint Sir Bradley Fried and Stanley Fleishman as the initial Ki Designees (as defined below) to serve as directors of the Board.

1.2            Continuing Composition of the Board of Directors.

(a)               Following the Closing, subject to the other provisions of this Section 1.2, including Section 1.2(b) and Section 1.3, at each annual or special meeting of the stockholders of the Company at which (or action by written consent pursuant to which) directors are to be elected to the Board (each such director, a “Director”) the Company (by or at the direction of the Board or a duly authorized committee thereof) will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting (or action by written consent) the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors, including the Ki Designee(s)) to cause the Company’s stockholders to elect to the Board a slate of Directors which includes (i) until the time upon which the Ki Holder and its Controlled Affiliates cease to Beneficially Own, in the aggregate, at least 8% of the outstanding Voting Securities (the “Initial Board Step-Down Event”), two Ki Designees who meet the Designee Qualifications (and for any replacement Ki Designee, the requirements set forth in Section 1.2(c)) and (ii) upon the Initial Board Step-Down Event, one Ki Designee who meets the Designee Qualifications (and for any replacement Ki Designee, the requirements set forth in Section 1.2(c)). At any time if the Ki Holder and its Controlled Affiliates Beneficially Own, in the aggregate, less than 5% of the outstanding Voting Securities (a “Final Board Step-Down Event”), the Company shall not be required to nominate (and the Ki Holder shall not have the right to designate) any Ki Designee for election or appointment to the Board.

(b)               Upon reasonable prior written notice by the Company, the Ki Holder shall notify the Company of the identity of the proposed Ki Designee(s) in writing, on or before the time such information is reasonably requested by the Board for inclusion in a proxy statement for a meeting of stockholders (but in no event less than ninety days prior to the date of the meeting of stockholders of the Company to be called for the purpose of electing directors, provided, that the Ki Holder is notified in writing of the date of such meeting at least one hundred twenty days in advance thereof), together with all information about the proposed Ki Designee(s) as shall be reasonably requested by the Board and of the type of information requested by the Board of any other person nominated for election to the Board (including, at a minimum, any information regarding the proposed Ki Designee(s) to the extent required by applicable securities laws or for any other person nominated for election to the Board). In the event the Ki Holder does not so notify the Board, the then-serving Ki Directors shall be deemed to be the Ki Designees for purposes of the upcoming election.

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(c)               Subject to Section 1.2(b) and Section 1.3, so long as no Final Board Step-Down Event has occurred, in the event of the death, disability, removal, failure to be elected or resignation of a Ki Director, the Board will promptly appoint as a replacement Ki Director, a Ki Designee designated by the Ki Holder who meets the Designee Qualifications to fill the resulting vacancy, and such individual shall then be deemed a Ki Director for all purposes hereunder; provided, that any such replacement Ki Director shall require approval (not to be unreasonably withheld) of the Corporate Governance and Nominating Committee and a majority of non-Ki Designee Directors, on the basis that a Ki Designee who satisfies the Designee Qualifications should be approved absent a significant and adverse concern by the Corporate Governance and Nominating Committee and a majority of such non-Ki Designee Directors, acting in good faith and taking into account the nomination rights by the Ki Holder contained herein (the “Vetting Procedure”); provided, further, without limiting the rights of the Ki Holder under this Section 1.2 with respect to subsequent annual or special meetings of the stockholders of the Company at which directors are to be elected to the Board, in the event of the failure of a Ki Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such Ki Designee stood for election but was nevertheless not elected, neither the Company nor the Board shall be under any obligation to appoint such Ki Designee to the Board, but the Ki Holder shall be entitled to designate a different Ki Designee who the Ki Holder reasonably expects to meet the Designee Qualifications for appointment as a replacement Ki Director, subject to the terms of this Section 1.2. If any such replacement Ki Designee proposed by the Ki Holder does not qualify pursuant to the Vetting Procedure, the Ki Holder shall withdraw the designation of the proposed Ki Designee, and, so long as no Final Board Step-Down Event has occurred, the Ki Holder shall have the right to designate another individual who the Ki Holder reasonably expects to meet the Designee Qualifications as the replacement Ki Designee (which process may be repeated until such time as the replacement Ki Designee satisfies the applicable Designee Qualifications and Vetting Procedure), subject in each case to Section 1.2(b). To the fullest extent permitted by Applicable Law, the Ki Holder shall have the right at any time and from time to time to cause each Ki Director to promptly tender his or her resignation from the Board and to be replaced by a new Ki Director, subject to the terms of this Agreement.

(d)               The Company will at all times provide the Ki Director(s) (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to the other non-employee directors, including on the terms of the Company’s indemnification agreements entered into with other non-employee directors. The Company acknowledges and agrees that any such obligations to indemnify or advance expenses to a Ki Director in his or her capacity as such, for the matters covered by such indemnification obligations shall be the primary source of indemnification and advancement of such Ki Director in connection therewith, and any right to indemnification or advancement of expenses that a Ki Director may have from the Ki Holder shall be secondary. Any Ki Director shall be subject to the same policies applied generally to non-employee Directors as in effect from time to time, including with respect to compensation and expense reimbursement.

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1.3            Qualifications of Ki Designees.

(a)               Notwithstanding the provisions of this Article I, each Ki Designee shall, at the time of his or her nomination or appointment as Director and at all times thereafter until such Ki Designee ceases to serve as a Director:

(i)               meet and comply with any and all policies, procedures, processes, codes, rules, standards and guidelines of the Company to the extent applicable to all non-employee Directors, including the Company’s code of business conduct and ethics, securities trading policies and corporate governance guidelines;

(ii)              not be involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act;

(iii)            not be subject to any order, decree or judgment of any Governmental Authority of competent jurisdiction prohibiting service as a director of any public company;

(iv)             not be an employee, officer or director of any Prohibited Entity (unless otherwise agreed to in writing by the Company); and

(v)               be “independent” within the meaning of the Exchange Act’s rules and regulations and Rule 10A-3 promulgated under the Exchange Act (unless otherwise agreed to in writing by the Company).

(b)               Each Ki Designee, as a condition to his or her initial appointment or election to the Board and any re-nomination for election to the Board, must be willing to be interviewed by the Corporate Governance and Nominating Committee, on the same basis as any other new or returning, as applicable, candidate for appointment or election to the Board to the extent all other new or returning, as applicable, candidates for election to the Board are interviewed; provided, that any new Ki Designee must satisfy the Vetting Procedure. Each Ki Designee shall deliver such questionnaires and otherwise provide such information as are reasonably requested by the Company in connection with assessing qualification, independence and other criteria applicable to Directors, or required to be provided by Directors or candidates for director for inclusion in a proxy statement or other filing required by Applicable Law and the rules of the Exchange, in each case to the same extent requested or required of all other candidates for appointment or election to the Board. The Board shall consider appropriate appointments for each Ki Director to the committees of the Board, in an equitable manner and on the same basis as all Directors being appointed to such committees, taking into account such Ki Director’s experience, qualifications, and other considerations relevant under such committee’s charter and Applicable Law, it being agreed that a Ki Director shall be entitled to be on each of the Corporate Governance and Nominating Committee and the Compensation Committee, with the Board determining which Ki Director shall serve on which committee at any time there are two Ki Directors serving on the Board (in each case, unless no Ki Director is eligible to serve on such committee under applicable stock exchange rules and customary independence and/or other eligibility criteria required for membership on such committee that the Board applies to all

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Directors serving on such committee). If any Ki Director is designated a member of any committee of the Board pursuant to the prior sentence or otherwise, the Board may require additional questionnaires and information, as are required or reasonably requested from each other non-Ki Director candidate for appointment to such committee, from such Ki Director assessing whether such Ki Director satisfies the qualifications, independence and/or other criteria required for membership of such committee.

(c)               The requirements set forth in this Section 1.3 are referred to, collectively, as the “Designee Qualifications.” If the Board or any duly-authorized committee thereof determines in good faith that any Ki Designee does not meet the applicable Designee Qualifications, the Ki Holder shall withdraw the designation of the proposed Ki Designee, and, so long as no Final Board Step-Down Event has occurred, the Ki Holder shall have the right to designate another individual as the replacement Ki Designee (which process may be repeated until such time as the replacement Ki Designee satisfies the applicable Designee Qualifications).

1.4            No Adverse Action; Voting Agreement.

(a)               Until a Final Board Step-Down Event occurs, without the prior consent of the Ki Holder, the Company shall not take any action to cause the amendment of its charter or bylaws such that the Ki Holder’s rights under this Article I would not be given full effect; provided that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board to the extent such decrease does not affect the Ki Holder’s rights to designate Ki Designees to the Board.

(b)               Until a Final Board Step-Down Event occurs, subject to compliance by the Company and the Board with Section 1.2 and Section 1.3, the Ki Holder and each of the K Family Members agrees to vote or cause to be voted each Voting Security Beneficially Owned by the Ki Holder, the K Family Members and their respective Affiliates (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company): (i) in favor of (x) all those persons nominated to serve as directors of the Company by the Board and (y) any Board proposal to adopt or amend a Company equity compensation plan, any “say-on-pay” proposal, any “say-on-frequency” proposal or any “say-on-golden-parachute” proposal; (ii) with respect to any other person nominated to serve as a director of the Company, in accordance with the recommendation of the Board; (iii) against any other action, proposal or other matter to be voted upon by the stockholders of the Company (including through action by written consent) proposed by an Activist Stockholder or pursuant to Rule 14a-8 that the Board recommends against, other than any proposal addressing a matter set forth on Schedule II; and (iv) otherwise in their individual discretion.

(c)               At any time that the number of Voting Securities Beneficially Owned by the Ki Holder, the K Family Members and their respective Affiliates, in the aggregate, exceeds (including as a result of the Company or any of its Subsidiaries repurchasing, redeeming or buying back any shares of Voting Securities) 14.9% of the outstanding Voting Securities (the “Maximum Voting Percentage”), the Ki Holder and each of the K Family Members agrees to vote or cause to be voted each Voting Security Beneficially Owned by the Ki Holder, the K

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Family Members and their respective Affiliates (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of such annual or special meeting of stockholders of the Company) in excess of the Maximum Voting Percentage in accordance with the recommendation of the Board; provided, that the foregoing shall not apply to any action, proposal or other matter relating to (i) any merger, business combination, change in control transaction or similar acquisition, investment or extraordinary transaction or (ii) any amendment of the Company’s certificate of incorporation or bylaws that would adversely affect rights of the Ki Holder or the K Family Members. The obligations set forth in this paragraph, Section 2.2(b)(ii) and Section 2.2(d) shall be subject to the provision by the Company (if requested of the Company by the Ki Holder or K Family Member), in a timely manner, of information regarding the Company’s total outstanding Voting Securities, to permit the Ki Holder and K Family Members to comply with such provisions.

(d)               Until a Final Board Step-Down Event occurs, at any annual or special meeting of stockholders of the Company, the Ki Holder and each of the K Family Members shall cause all of the Voting Securities Beneficially Owned by the Ki Holder, the K Family Members and their Affiliates to be present in person or by proxy for quorum purposes.

1.5            Termination of Board Designation Rights.

(a)               Promptly upon the occurrence of the Initial Board Step-Down Event, if there is more than one Ki Director on the Board, unless otherwise consented to by a majority of the non-Ki Director members of the Board and the Ki Holder, the Ki Holder shall cause one Ki Director (as determined by the Ki Holder in its sole discretion) to immediately resign from the Board, and the Ki Holder shall have no right to appoint a replacement Ki Director (or Ki Designee) pursuant to this Article I.

(b)               Promptly upon the occurrence of the Final Board Step-Down Event, unless otherwise consented to by a majority of the non-Ki Director members of the Board and the Ki Holder, the Ki Holder shall cause the remaining Ki Directors to immediately resign from the Board, and the Ki Holder shall have no right to appoint a replacement Ki Director (or Ki Designee) pursuant to this Article I.

1.6            Information Rights.

(a)               Subject to Section 1.6(b), prior to a Final Board Step-Down Event, (i) the Company and its Subsidiaries will prepare and provide, or cause to be prepared and provided, to each Ki Director (in each case in his or her capacity as such), if any, any information, and access to any information, relating to the management, operations and finances of the Company and its Subsidiaries as and when provided to other non-employee Directors of the Company, (ii) the Company and its Subsidiaries will give notice of each meeting of any committee of the Board (at the same time as such notice is provided to any committee member) (x) to each Ki Director to the extent such Ki Director is a member of such committee or (y) to the extent notice for such meeting is provided to all of the Directors who are not members of such committee for such meeting (and in the case of clause (y), each Ki Director shall be permitted to attend such committee meeting as a non-voting observer) and (iii) the Company and its Subsidiaries will

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provide information to the Ki Directors for each meeting of any committee of the Board (x) to the extent such Ki Director is a member of such committee or (y) to the extent such information is provided to all of the Directors who are not members of such committee for such meeting, in each case, simultaneously as such information is provided to other Directors; provided that the Board shall retain the right, to the extent consistent with its policies and procedures in effect as of the date hereof applicable to all Directors, to omit to provide the Ki Directors with materials and information to the extent relating to, and to exclude the Ki Directors from meetings and discussions of the Board or any committee thereof (including a special committee or similar committee) to the extent held for the purpose of considering, a conflict of interest with the Ki Holder or any of its Affiliates or any matter in which the Company or any of its Subsidiaries is adverse to the Ki Holder or any of its Affiliates.

(b)               In furtherance of and not in limitation of any other similar agreement such party or any of its Representatives (as defined below) or Affiliates may have with the Company or its Subsidiaries or Maverick OpCo or Maverick PropCo or their respective Affiliates, the Ki Holder hereby agrees that all Confidential Information with respect to the Company, its Subsidiaries and its and their businesses, finances and operations that may be furnished to the Ki Holder or any of its Representatives (as defined below) by or on behalf of the Company or any of its representatives or any Ki Director shall be kept confidential by the Ki Holder and its Representatives and shall not be disclosed by the Ki Holder or any of its Representatives in any manner whatsoever, except as permitted by this Section 1.6(b). Any Confidential Information may be disclosed:

(i)                 by the Ki Holder (x) to any of its Affiliates, (y) to its and its Affiliate’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) and (z) to any of its current or prospective direct or indirect general partners, limited partners, members, equityholders, trustees or management companies, or any of its former direct or indirect general partner, limited partner, member, equityholder, trustee or management company which retained an economic interest in it (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (each of the Persons described in clauses (x), (y) and (z), collectively, “Representatives”), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to assist the Ki Holder (or its Affiliates) in monitoring, administering, managing, evaluating or reviewing its existing or prospective direct or indirect investment in the Company, including in connection with the disposition thereof, and each Representative of the Ki Holder shall be deemed to be bound by the provisions of this Section 1.6(b) and the Ki Holder shall be responsible for any breach of this Section 1.6(b) (or such other agreement or obligation, as applicable) by any such Representative;

(ii)              by the Ki Holder or any of its Representatives to the extent the Company consents in writing;

(iii)            by the Ki Holder or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided that such potential Transferee agrees to be bound by the provisions of this Section 1.6(b) (or a confidentiality agreement having restrictions substantially similar to this Section 1.6(b)) and, until such time as such potential Transferee has agreed to be bound the provisions of this Section 1.6(b) or has such

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a confidentiality agreement with the Company, the Ki Holder shall be responsible for any breach of this Section 1.6(b) by any such potential Transferee and remain liable for any breach of any such provisions by such potential Transferee; and

(iv)             by the Ki Holder or any of its Representatives to the extent that the Ki Holder or any such applicable Representative has received advice from its counsel (including in-house counsel) that it is legally compelled to do so or is required to do so to comply with Applicable Law or legal process or Governmental Authority request or the rules of any securities exchange or the rules and regulations of any SRO; provided that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent reasonably practicable and permitted by Applicable Law, (A) consulting with the Company regarding such disclosure and (B) if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to limit the scope of or prevent the requested disclosure; provided, further, that the Ki Holder or such applicable Representative, as the case may be, uses reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Authority or as is, based on the advice of its counsel (including in-house counsel), legally required, compelled or so requested.

Notwithstanding anything to the contrary herein, each of the parties hereto hereby consents to each Ki Director sharing any information such Ki Director (in his or her capacity as such) receives from the Company and its Representatives with the Ki Holder and its Representatives (in the case of Representatives, solely if and to the extent permitted by Section 1.6(b)(i); provided, however, such Ki Director shall not share any such information with the Ki Holder and its Representatives if the Company has notified such Ki Director that the Company reasonably believes, based on the advice of counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information.

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS

2.1            Transfer Restrictions.

(a)               Other than solely in the case of a Permitted Transfer, (i) the Ki Holder and each of the K Family Members shall not Transfer any Shares held by the Ki Holder or the K Family Members (A) until the date that is eighteen (18) months after the Closing Date and (B) in excess of 50% of the Shares held by the Ki Holder and K Family Members as of the Closing Date in the aggregate until the date that is twenty-four (24) months after the Closing Date; provided, that with respect to the Ki Holder and each of the K Family Members, in no event shall an Applicable Restricted Period (as defined below) extend beyond the Final Board Step-Down Event, and (ii) each of LGP and PF shall not Transfer any Shares held by LGP or PF, respectively, until the date that is six (6) months after the Closing Date (each such period, an “Applicable Restricted Period”).

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(b)               “Permitted Transfers” mean, in each case, so long as such Transfer is in accordance with Applicable Law:

(i)                 a Transfer to a Permitted Transferee of the applicable Investor or K Family Member;

(ii)              a Transfer (x) solely to tender into a tender or exchange offer commenced (1) by a third party (which tender or exchange offer is not in violation of this Agreement) or (2) by the Company, (y) in any merger or consolidation or other business combination, or (z) in any Pro Rata Transaction; provided that, in each case (other than in the case of clause (x)(2)), the Board has affirmatively publicly recommended to the Company’s stockholders that such stockholders tender into such offer or approve such merger, consolidation or other business combination and has not publicly withdrawn or changed such recommendation; or

(iii)            a Transfer by LGP or PF to the Ki Holder or an Affiliate thereof; provided that, for the avoidance of doubt, any Voting Securities Transferred pursuant to this clause (iii) shall, following such Transfer, be subject to any rights and obligations of, and restrictions applicable to, the Ki Holder or such Affiliate with respect to Voting Securities under this Agreement.

(c)               Notwithstanding anything to the contrary contained herein, including Article V hereof and the expiration or inapplicability of the Applicable Restricted Period, the Ki Holder, the K Family Members and (other than in the case of clause (iii) below) LGP and PF:

(i)                 shall not Transfer any Voting Securities other than in accordance with all Applicable Laws and the other terms and conditions of this Agreement;

(ii)              shall not Transfer any Voting Securities, except in a Permitted Transfer, in one transaction or a series of related transactions in which any Person or Group, to the knowledge of the Ki Holder, LGP, PF or the K Family Members, as applicable, after giving effect to such Transfer, would Beneficially Own 4% or more of the Total Voting Power or the Total Economic Interest; provided that the restriction in this clause (ii) shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V;

(iii)            shall not Transfer any Voting Securities, except in a Permitted Transfer, in one transaction or a series of related transactions, in an amount having an aggregate value of at least $250 million, without first notifying the Company at least three (3) Business Days in advance of such Transfer, and during such period (x) consulting (to the extent the Company desires to consult) with the Company to consider the most orderly means of disposing of the shares contemplated to be sold and (y) if so proposed by the Company, discussing in good faith with the Company a possible sale of the shares on appropriate terms to the Company. This obligation shall terminate upon the Final Board Step-Down Event; and

(iv)             shall not Transfer any Voting Securities to any Person that, to the knowledge of the Ki Holder, LGP, PF or the K Family Members, as applicable, is a Restricted Person and, in any Transfer through an underwriter pursuant to an Underwritten

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Offering, or through a broker-dealer or other selling agent, in each case, if such Transfer is a transaction of the type for which such underwriter, broker-dealer or other selling agent would customarily confirm the identity of the counterparty to such Transfer, the Ki Holder, LGP, PF or K Family Members, as applicable, shall have instructed the managing underwriter(s), broker-dealer(s) or selling agent(s), as applicable, not to Transfer any shares of Holdco Common Stock to any Person in such transaction unless such underwriter, broker-dealer or selling agent confirms in a customary manner that such Person is not a Restricted Person.

(d)               Any Transfer or attempted Transfer of Voting Securities in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(e)               For so long as a Ki Director continues to serve as a Director, the Ki Holder and each of the K Family Members shall be subject to, and agrees to comply with, all insider trading policies and procedures regarding trading securities of the Company during blackout periods applicable to all members of the Board, to the same extent as such policies and procedures apply to all other Company Directors. The Company shall provide notice to the Ki Holder and K Family Members in the same manner and at the same time (and for the avoidance of doubt, only in the same manner and at the same time) as it does to all Directors with regard to the matters referenced in the preceding sentence.

(f)                Any certificates for Shares held by the Investors or K Family Members that are subject to the restrictions of this Section 2.1 shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“The securities evidenced by this certificate may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act” ), (ii) to the extent applicable, pursuant to Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii) pursuant to an available exemption from registration under the Securities Act.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Stockholders Agreement dated as of March 30, 2026, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(g)               Notwithstanding the foregoing subsection (f), the holder of any applicable certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements with respect to any uncertificated shares) upon the request of such holder (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on Transfer of such Shares under the Securities Act, (A) upon the sale of such Shares pursuant to a

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registration statement or (B) if such Shares are sold other than pursuant to a registration statement, upon the eligibility of such Shares to be transferred in accordance with Rule 144 (without any restrictions on the volume or manner or sale, or the requirement for current public information in Rule 144(c)) or another exemption under the Securities Act such that such Shares are eligible for removal of such legend (and the Company’s counsel shall deliver an opinion to such effect if requested by the Company’s transfer agent), subject to the delivery by such holder to the Company or its transfer agent of a customary representation letter, or, if the holder of such Shares is not relying on Rule 144, an opinion of counsel regarding such person’s eligibility to sell under such other exemption (which opinion is reasonably satisfactory in form and substance to the Company and its counsel), in each case, if reasonably requested by the Company.

(h)               For the avoidance of doubt, any Transfer otherwise restricted by this Agreement shall be permitted with the Company’s prior written consent.

(i)                 Until a Final Board-Step Down Event has occurred, the Ki Holder and the K Family Members shall not encumber, pledge or hypothecate or engage in any hedging, derivative or margin loan transaction in respect of any Voting Securities Beneficially Owned by the Ki Holder or the K Family Members, as applicable, in each case, without the Company’s prior written consent.

2.2            Standstill Provisions.

(a)               During the Standstill Period, the Ki Holder and each of the K Family Members shall not, directly or indirectly, and shall cause their respective Controlled Affiliates not to, and use reasonable best efforts to cause their respective Representatives acting at their direction or on their behalf not to, directly or indirectly (including by acting in concert with others through a Group or otherwise), (i) acquire, agree to acquire, propose or offer to acquire, or provide financing for or facilitate the acquisition or ownership of, Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable into Voting Securities, or any rights, options or other derivative securities or contracts or instruments that derive their value from (in whole or in part, or by reference to) Voting Securities other than (A) as a result of any stock split, stock dividend or subdivision of Voting Securities, or (B) pursuant to a Permitted Transfer or otherwise from its Permitted Transferees that are bound by the restrictions of this Section 2.2(a); provided that, for the avoidance of doubt, any Voting Securities Transferred pursuant to this Section 2.2(a)(i)(B) shall, following such Transfer, be subject to any rights and obligations of, and restrictions applicable to, the Ki Holder, K Family Member or any of their respective Affiliates with respect to Voting Securities under this Agreement, (ii) deposit any Voting Securities into a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or other Contract, or grant any proxy with respect to any Voting Securities (other than (A) pursuant to this Agreement, (B) with its Permitted Transferees that are bound by the restrictions of this Section 2.2(a) or (C) otherwise to the Company or a Person specified by the Company in a proxy card provided to the stockholders of the Company by or on behalf of the Company), (iii) enter, agree to enter, propose or offer to enter into or make any public offer with respect to, or knowingly facilitate or make any public announcement with respect to, any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless (1) such transaction is affirmatively publicly

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recommended by the Board or (2) such action is expressly permitted by Section 2.1(b)(ii)), (iv) other than in accordance with the recommendation of the Board, make or participate or engage in, or knowingly encourage, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote, or to provide or withhold consents with respect to, Voting Securities, (v) call, or seek to call, a meeting of the stockholders of the Company (or initiate any action by written consent) or initiate any stockholder proposal for action by stockholders of the Company, (vi) form, join or in any way participate in a Group (other than with its Permitted Transferees that are bound by the restrictions of this Section 2.2(a)), with respect to any Voting Securities, (vii) otherwise act, alone or in concert with others, to seek to Control or influence the management or the policies of the Company, (viii) seek election to, or seek to place a representative on, the Board, or seek the removal of any member of the Board (other than with respect to (A) the election of removal of a Ki Director in accordance with this Agreement or (B) voting (including by written consent) in accordance with this Agreement), (ix) (A) publicly disclose any intention, plan, arrangement or other Contract prohibited by the foregoing or (B) take any action that the Ki Holder or such K Family Member, as applicable, knows, or would reasonably be expected to know, would require the Company to make a public announcement regarding any of the foregoing activities, (x) knowingly assist or encourage or enter into any negotiations, Contracts, or arrangements with any other Persons in connection with the foregoing or (xi) contest the validity of this Section 2.2(a).

(b)               Notwithstanding anything herein to the contrary, the prohibitions in this Section 2.2 shall not prohibit or restrict (i) the Ki Holder, the K Family Members or the Controlled Affiliates of any of the foregoing from making any disclosure the Ki Holder, a K Family Member or such Controlled Affiliate reasonably believes, based on the advice of its counsel, is required pursuant to Applicable Law (provided that the action which requires such disclosure under Applicable Law is not an action prohibited by Section 2.2(a)); (ii) any acquisitions of Voting Securities by the Ki Holder, the K Family Members or any of their Controlled Affiliates to the extent that the Voting Securities Beneficially Owned by the Ki Holder, the K Family Members and their Controlled Affiliates in the aggregate do not exceed 11.5% of the outstanding Voting Securities; (iii) any indirect acquisitions of Voting Securities by the Ki Holder, the K Family Members or any of their respective Controlled Affiliates through investments in (A) broad-based mutual funds, exchange-traded funds and similar investment funds so long as none of the Ki Holder, K Family Members or their respective Controlled Affiliates controls investment decisions by such funds or (B) private equity funds, hedge funds and other privately managed pools of capital, so long as such persons do not participate in the management or investment decisions of such funds (provided that this clause (iii) shall not exclude indirect acquisitions of Voting Securities by the Ki Holder, the K Family Members or any of their Controlled Affiliates through a vehicle that such Persons know (after due inquiry) was organized for the primary purpose of acquiring Voting Securities); (iv) other than with respect to Section 2.2(a)(ix), the activities of any Ki Director in his or her capacity as a director of the Company; (v) confidential discussions that do not require public disclosure by the Ki Holder, the K Family Members or the Company, between the Ki Holder or any K Family Member, on the one hand, and any member of the Board or executive officer of the Company, on the other hand; (vi) the participation of any Ki Director in any Board (or committee of the Board, as applicable) discussions, deliberations, negotiations or determinations or (vii) voting or providing written consent (or abstaining from voting or providing written consent) with respect to Voting Securities as required or permitted by Section 1.4.

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(c)               “Standstill Period” shall mean, as to the Ki Holder and each of the K Family Members, from the Closing Date until the date on which the Final Board Step-Down Event has occurred.

(d)               Notwithstanding anything herein to the contrary, from the date hereof until the Closing Date, the Ki Holder, the K Family Members, LGP, PF and their respective Controlled Affiliates shall not acquire, directly or indirectly, any Voting Securities (excluding indirect ownership through investments in (i) broad-based mutual funds, exchange-traded funds and similar investment funds so long as none of the Ki Holder, K Family Members, LGP, PF or their respective Controlled Affiliates, as applicable, controls investment decisions by such funds or (ii) private equity funds, hedge funds and other privately managed pools of capital, so long as none of the Ki Holder, K Family Members, LGP, PF or their respective Controlled Affiliates, as applicable, participates in the management or investment decisions of such funds (provided that the foregoing shall not exclude indirect acquisitions of Voting Securities by the Ki Holder, the K Family Members, LGP, PF or any of their respective Controlled Affiliates through a vehicle that such Persons know (after due inquiry) was organized for the primary purpose of acquiring Voting Securities)); provided, that if it is reasonably possible that the Ki Holder and its Controlled Affiliates would own less than 10.1% of the outstanding Voting Securities (calculated for this purpose on a fully-diluted basis) as of the Closing Date, the Ki Holder and its Controlled Affiliates may acquire Voting Securities (and/or acquire shares of Maverick OpCo Common Stock that will convert to Voting Securities pursuant to the Merger Agreement) on or prior to the Closing Date to the extent necessary such that the Ki Holder and its Controlled Affiliates would own at least 10.0% (but not more than 10.1%) of the outstanding Voting Securities (calculated for this purpose on a fully-diluted basis) as of the Closing Date, and in such case the Ki Holder and its Controlled Affiliates shall provide the Company with notice thereof following such acquisitions.

(e)              The Ki Holder shall not cause any of its Portfolio Companies to take any action that the Ki Holder is required by this Section 2.2 to cause its Controlled Affiliates not to take.

ARTICLE III

NON-COMPETITION; NON-SOLICIT; NON-DISPARAGEMENT

3.1            Non-Competition; Non-Solicit; Non-Disparagement.

(a)               In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, the Ki Holder and each of the K Family Members, on behalf of itself, herself or himself, as applicable and each of their respective Controlled Affiliates, hereby covenants and agrees that, from the Closing Date and until the date that is three years after the date of the Closing, such party shall not, and shall cause such Controlled Affiliates not to, own, manage or operate, provide advisory or consulting services to, or participate in the ownership, management or operation of, or have any Beneficial Ownership interest in, any Competing Business within any country in which the Acquired Companies (as defined in the Merger Agreement) currently operates or Canada; provided that this Section 3.1(a) shall not preclude or restrict the Ki Holder, the K Family Members or any of their respective Controlled Affiliates

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from (w) any passive ownership (collectively among the Ki Holder, the K Family Members and their Controlled Affiliates) of 4% or less of the outstanding stock or voting securities of any Person (other than a Prohibited Entity) whose equity securities are publicly traded on a nationally recognized exchange (or the non-U.S. equivalent of a nationally recognized securities exchange); (x) investments in broad-based mutual funds, exchange-traded funds and similar investment funds so long as none of the Ki Holder, K Family Members or their respective Controlled Affiliates controls investment decisions by such funds; (y) investments in private equity funds, hedge funds and other privately managed pools of capital, so long as such persons do not participate in the management or investment decisions of such funds, or (z) in the case of the K Family Members and their Controlled Affiliates, the ownership, management or operation of, or provision of advisory or consulting services to, or participation in the ownership, management or operation of, any business or Person with annual revenues that do not at any point exceed $50,000,000, and whose primary purpose is not to directly compete with the Company.

(i)                 For the purposes of this Agreement, “Competing Business” means any (a) Person or business engaged in any (x) wholesale food service distribution business, (y) e-commerce or marketplace platforms or digital ordering/fulfillment services primarily relating to wholesale food service distribution, or (z) any retail, club, convenience or direct-to-consumer channels primarily relating to wholesale food service distribution, in each case of this clause (a), primarily directed at commercial customers, and (b) any Prohibited Entity. For the avoidance of doubt, “Competing Business” shall not include (i) participation in industry-wide conferences, events and organizations, or other nonprofit or charitable organizations; (ii) delivering lectures or writings regarding the K Family Members or their Family-Related Persons or the personal or business history of the foregoing; and (iii) other public appearances.

(ii)              For the purposes of this Agreement, “Prohibited Entity” shall have the meaning set forth on Schedule III.

(b)               In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, until the date that is three years following the Closing, (x) the Ki Holder and each of the K Family Members hereby covenants and agrees that it shall not, and shall cause its Controlled Affiliates not to, solicit for employment any person that is (or was within the six-month period prior to the date of determination) an employee with the title of Branch Manager or higher of Maverick OpCo or Maverick PropCo or any of their respective Subsidiaries and (y) LGP hereby covenants and agrees that each of LGP and its Controlled Affiliates acting at its direction or on its behalf shall not solicit for employment any of the individuals set forth on Schedule IV; provided that (i) soliciting or employing any person who contacts such Person on his or her own initiative and without any direct solicitation by such Person or as a result of general, non-targeted media advertising, (ii) soliciting or employing any such person through the use of an independent search firm that contacts employees of the Company or any of its Subsidiaries, without the direction or advice of any of the Persons whose activities are restricted by this Section 3.1(b) or (iii) soliciting or employing any such person that has ceased to be employed by the Company or any of its Subsidiaries (including Maverick OpCo or Maverick PropCo) for a period of at least six (6) months shall, in each case, not be deemed to be direct or indirect solicitations.

(c)               During the Standstill Period:

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(i)                 Each of the Ki Holder, the K Family Members and LGP hereby covenants and agrees that, it shall not, and shall cause its Controlled Affiliates and their respective Representatives (acting at the direction of the Ki Holder, the K Family Members, LGP or such Controlled Affiliate) not to, make any public statement, communication or publication (in any form or medium, including any online, social media or other digital platform) that directly or indirectly disparages, attempts to discredit or otherwise calls into disrepute the Company or its Subsidiaries in any manner that would reasonably be expected to damage the reputation, goodwill or business interest of the Company or any of the Company’s Subsidiaries or Affiliates (including Maverick OpCo and Maverick PropCo), its directors or officers, or any of the Company’s products or services (including the products or services of the Acquired Companies (as defined in the Merger Agreement) following the Closing); and

(ii)              the Company hereby covenants and agrees that, it shall not, and shall cause its Subsidiaries and their respective representatives (acting at the direction of the Company or such Subsidiary) not to, make any public statement, communication or publication (in any form or medium, including any online, social media or other digital platform) that directly or indirectly disparages, attempts to discredit or otherwise calls into disrepute the Ki Holder, the K Family Members, the Family-Related Persons of the foregoing, LGP or their respective Affiliates in any manner that would reasonably be expected to damage the reputation, goodwill or business interest of, such Persons;

provided, however, that the restrictions in this Section 3.1(c) shall not limit the ability of any Person to (i) make any statement required by court order, Applicable Law or government regulation, (ii) report what it reasonably believes, after consultation with counsel, to be violations of federal law or regulation to any Governmental Authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder or (iii) make any report to any non-public corporate board or similar governing body.

(d)               For the avoidance of doubt, in the event of a breach of the obligations under this Section 3.1, in addition to all other available remedies, the parties hereto shall be entitled to seek specific performance to enforce the provisions of this Section 3.1 in any court of competent jurisdiction in accordance with Section 7.11.

(e)               Each of the Ki Holder, the K Family Members and LGP (in the case of LGP, solely to the extent that provisions of this Section 3.1 are applicable to LGP) acknowledges that the restrictions contained in this Section 3.1 are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company to enter into this Agreement and the Merger Agreement and consummate the transactions contemplated by this Agreement and the Merger Agreement. It is the intent of the parties that the provisions of this Section 3.1 shall be enforced to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 3.1 shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

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(f)              The Ki Holder shall not cause any of its Portfolio Companies to take any action that the Ki Holder is required by this Section 3.1 to cause its Controlled Affiliates not to take.

3.2            Outside Activities. Notwithstanding Section 3.1:

(a)               Subject to subsection (c) below, the Company acknowledges that the Ki Holder, the K Family Members, LGP, PF and their respective Affiliates, as of the date of this Agreement, engage in or possess interests in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company or its Subsidiaries (each such investment, business venture or Person that the Ki Holder, the K Family Members, LGP, PF or their respective Affiliates engages or possess any interest in as of the date of this Agreement, a “Current Business”), and each of the Ki Holder, the K Family Members, LGP, PF and their respective Affiliates may provide advice and other assistance with respect to such party’s Current Business, respectively;

(b)               The Company shall have no rights by virtue of this Agreement in and to such Current Business or the income or profits derived therefrom; and

(c)               The pursuit of Current Business by the Ki Holder, the K Family Members, LGP, PF and their respective Affiliates, even if competitive with the business of the Company, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its Subsidiaries, the Investors or the K Family Members. None of the Ki Holder, the K Family Members, LGP, PF or any of their respective Affiliates shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company; provided, that a Ki Director who is expressly offered an investment or business opportunity solely in his or her capacity as a member of the Board shall be obligated to communicate such opportunity to the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1            Representations and Warranties of the Investors. Each Investor and K Family Member, on behalf of itself and not any other Investor or K Family Member, hereby represents and warrants to the Company as follows as of the date hereof:

(a)               If such Investor is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Investor has all requisite power and authority, and such K Family Member has due capacity, power and authority, to execute and deliver this Agreement and to perform such Investor or such K Family Member’s respective obligations under this Agreement.

(b)               The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or

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approvals which have been obtained) under, (x) Applicable Law, (y) if such Investor is an entity, its organizational documents or (z) any contract or agreement to which it is a party.

(c)               If such Investor is an entity, the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part. This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d)               Such Investor: (i) will be acquiring at Closing the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Such Investor understands that the Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom.

(e)               Such Investor, either alone or together with its representatives, (i) has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) has conducted its own investigation of the Company and the outstanding securities of the Company, (iii) has had access to, and an adequate opportunity to review, financial and other information as such Investor deems necessary to make its decision to purchase the Shares, (iv) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Shares and (v) has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

(f)                Such Investor or K Family Member does not Beneficially Own any Voting Securities (other than Voting Securities acquired as merger consideration in the Mergers) except as set forth on Schedule 4.1(f).

(g)               Such Investor (other than PF) or K Family Member does not engage in or own any Current Business that is a Competing Business except through Maverick OpCo or Maverick PropCo or as set forth on Schedule 4.1(g).

4.2            Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the K Family Members as follows:

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(a)               The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)               The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company (following any actions taken pursuant to Section 1.1(i)) or (z) any contract or agreement to which the Company is a party.

(c)               The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE V

REGISTRATION RIGHTS

5.1            Demand Registrations.

(a)               Subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 5.3 or, if the Company is so eligible but has failed to comply with its obligations under Section 5.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 5.3(c), but only if there is no Shelf Registration Statement then in effect, any Demand Stockholders (“Requesting Stockholders”) shall be entitled to make three (3) written requests in any calendar year, provided that the number of such requests shall not exceed two (2) in any 90-day period, of the Company (each, a “Demand”) for registration under the Securities Act on Form S-1 of an amount of Registrable Securities then held by such Requesting Stockholders that equals or is greater than the Registrable Amount (a “Demand Registration”), it being understood and agreed that a Demand Registration may, if so requested by Requesting Stockholders, be for a registration statement providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act and the provisions of Section 5.3(c) shall apply to the registration statement pursuant to a Demand Registration as if such registration statement was a Shelf Registration Statement; provided that no registration statement pursuant to a Demand Registration need be effective prior to the expiration of the initial Applicable Restricted Period. Thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

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(i)                 the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)              all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b), but subject to Section 5.1(g); and

(iii)            all shares of Holdco Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Holdco Common Stock, if any, to be so registered.

(b)               A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder(s). Within three (3) Business Days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) calendar days after the Company’s notice required by this paragraph has been given, subject to Section 5.1(g). Each such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c)               A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least ninety (90) calendar days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) or pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to ninety (90) calendar days after effectiveness, to any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Stockholders.

(d)               Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Company and reasonably acceptable to the Requesting Stockholders.

(e)               The Company shall not be obligated to (i) subject to Section 5.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration, for a period longer than ninety (90) calendar days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering

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in which all Demand Stockholders were offered “piggyback” rights pursuant to Section 5.2 (subject to Section 5.2(b)) and at least 75% of the number of Registrable Securities requested by such Demand Stockholders to be included in such Demand Registration were included and sold, (B) within six (6) months of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements; provided that the Company shall use its reasonable best efforts to obtain such financial statements as promptly as practicable.

(f)                The Company shall be entitled to postpone (upon written notice to the Demand Stockholders) the filing or the effectiveness of a registration statement for any Demand Registration in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Stockholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in such officer’s good faith judgment, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. A Blackout Period may not be applied or in effect at any time that all executive officers of the Company or Directors are permitted to purchase or sell Voting Securities, or during which the Company engages in repurchases of Voting Securities other than pursuant to a 10b5-1 plan under the securities laws (the “Blackout Period Limitations”).

(g)               If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Stockholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Stockholders on the basis of the number of such Registrable Securities requested to be included by such Demand Stockholders; (ii) second, up to the number of Registrable Securities requested to be included in such Demand Registration by other holders of Registrable Securities, pro rata on the basis of the amount of such Registrable Securities requested to be included by such holders; (iii) third, securities the Company proposes to sell; and (iv) fourth, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h)               Any time that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities, as well as counsel to such underwriters; provided that such investment banker(s), manager(s) and counsel

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shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

5.2            Piggyback Registrations.

(a)               From and after the expiration of the initial Applicable Restricted Period, subject to the terms and conditions hereof, whenever the Company proposes to register any Holdco Common Stock under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) relating exclusively to employee benefit plans or dividend reinvestment plans, (iv) on a Shelf Registration Statement pursuant to Section 5.3 or (v) pursuant to Section 5.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all holders of Registrable Securities prompt written notice thereof (but not less than ten (10) calendar days prior to the filing by the Company with the SEC of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Holdco Common Stock proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Holdco Common Stock, in each case to the extent then known. Subject to Section 5.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by holders of Registrable Securities (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) calendar days after such Piggyback Notice is received by such Piggyback Seller.

(b)               If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of all the shares of Holdco Common Stock sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Holdco Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights or shelf registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Holdco Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such shares of Holdco Common Stock as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)                 if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Holdco Common Stock to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Holdco Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares

21

of Holdco Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Holdco Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)              if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Holdco Common Stock sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of shares of Holdco Common Stock proposed to be sold by such Piggyback Sellers, (C) third, shares of Holdco Common Stock to be sold by the Company and (D) fourth, other shares of Holdco Common Stock proposed to be sold by any Other Proposed Sellers.

(c)               For clarity, in connection with any Underwritten Offering under this Section 5.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company (provided that such underwriting agreement is consistent with the terms of this Agreement).

(d)               If, at any time after giving written notice of its intention to register any shares of Holdco Common Stock as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Holdco Common Stock, the Company may, at its election, give written notice of such determination to the Piggyback Sellers promptly thereafter and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided that Demand Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

5.3            Shelf Registration Statement.

(a)               Subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Stockholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use reasonable best efforts to cause to be declared effective by the SEC as soon as reasonably practicable after such filing date (provided that no Shelf Registration Statement need be effective prior to the expiration of the initial Applicable Restricted Period), a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Stockholders that equals or is greater than the Registrable Amount. Notwithstanding the foregoing, to the extent that upon the expiration of the initial Applicable Restricted Period the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Notice shall not be required and the Company shall file on or prior to the expiration of the initial Applicable Restricted Period, the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under

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the Securities Act) or any successor form thereto registering all Registrable Securities then held by such Demand Stockholders.

(b)               Within ten (10) calendar days after receipt of a Shelf Notice pursuant to Section 5.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) calendar days after the Shelf Notice is received by any such holder of Registrable Securities.

(c)               Subject to Section 5.3(d), the Company will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) three (3) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which this Agreement terminates pursuant to Section 7.1. If, as of the date that is three (3) years after the Shelf Registration Statement has been declared effective, (i) all Registrable Securities covered by the Shelf Registration Statement have not been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise have ceased to be Registrable Securities and (ii) this Agreement has not terminated pursuant to Section 7.1, no more than twenty (20) and no less than ten (10) Business Days prior to the date that is three (3) years after the Shelf Registration Statement has been declared effective, the Company shall notify holders of the Registrable Securities and, if requested by such holders, shall file, and use reasonable best efforts to cause to be declared effective by the SEC as soon as reasonably practicable following such request from holders, another Shelf Registration Statement (with respect to which all of the Company’s obligations as to the initial Shelf Registration Statement shall apply as if such Shelf Registration Statement was the initial Shelf Registration Statement).

(d)               Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof (but subject to the Blackout Period Limitations not being applicable), the Company shall deliver to the Demand Stockholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. After the expiration of any Blackout Period (or upon the application of a Blackout Period Limitation) and without any further request from a holder of Registrable Securities, the Company to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable

23

Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)               At any time that a Shelf Registration Statement is effective, if any Demand Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 5.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)                 the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and the Company and such proposing Demand Stockholder(s) shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Stockholder(s) and the Company within five (5) calendar days after delivery of the Take-Down Notice to such holder; and

(ii)              if the lead managing underwriter(s) advises the Company and the proposing Demand Stockholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Stockholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 5.1(g). Except as otherwise expressly specified in this Section 5.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article V as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 5.1(e)(ii) (provided that references therein to six (6) months shall be deemed to be references to four (4) months) and Section 5.1(g). For the avoidance of doubt, a Shelf Offering shall not constitute a Demand Registration unless such Shelf Offering is a Marketed Underwritten Shelf Offering.

5.4            Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be

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Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Stockholder seeking to register Registrable Securities notice to such effect and, within ten (10) calendar days following the mailing of such notice, such Demand Stockholders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) calendar day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof. If a holder withdraws its notification or direction to the Company to include Registrable Securities in a registration statement in accordance with this Section 5.4 with respect to a sufficient number of Registrable Securities so as to reduce the number of Registrable Securities requested to be included in such registration statement below the Registrable Amount, such holder shall be required to promptly reimburse the Company for reasonable and documented out-of-pocket expenses incurred by the Company in connection with preparing for the registration of such Registrable Securities prior to such withdrawal.

5.5            Holdback Agreements. In connection with any Underwritten Offering, each holder of Registrable Securities agrees to enter into customary agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering and continuing for not more than sixty (60) calendar days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, or such lesser period as is required by the lead managing underwriter(s). Any discretionary waiver or termination of the requirements under the foregoing provisions or any other “lock up” made by the Company or applicable lead managing underwriter(s) shall apply to each holder of Registrable Securities on a pro rata basis. Each person subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the managing underwriter or underwriters for any Underwritten Offering and the terms of such lock-up agreements shall govern such person in lieu of the preceding sentence; provided that in no event shall the holders of Registrable Securities be obligated to enter into such lock-up that are any more restrictive than such agreements agreed to by the Company, its directors and executive officers or the other stockholders of the Company participating in such offering; provided, further, that the Company, its directors, executive officers or other stockholders shall not be released from any holdback agreement unless the holders of Registrable Securities are similarly released; and provided, further, that any lock-up shall contain customary exceptions.

If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration

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statement on Form S-4, Form S-8 or any successor forms thereto or a registration relating exclusively to employee benefit plans or dividend reinvestment plans) for its own account, within sixty (60) calendar days after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

5.6            Registration Procedures.

(a)               If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1, Section 5.2 or Section 5.3, the Company shall as expeditiously as reasonably practicable:

(i)                 prepare and file with the SEC a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Stockholders which are including Registrable Securities in such registration (“Selling Stockholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Stockholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii)              prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article V, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)            if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as

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soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.6(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(iv)             furnish to the Selling Stockholders and each underwriter, if any, of the securities being sold by such Selling Stockholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholders;

(v)               use reasonable best efforts to register or qualify or cooperate with the Selling Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Stockholders and any underwriter of the securities being sold by such Selling Stockholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Stockholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Stockholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi)             use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use reasonable best efforts to cause such Registrable Securities to be listed on a National Securities Exchange;

(vii)          use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Stockholder(s) thereof to consummate the disposition of such Registrable Securities;

(viii)        use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)             enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its reasonable

27

best efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if an underwriting agreement has been entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 5.9 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)               in connection with an Underwritten Offering, use reasonable best efforts to obtain for the Selling Stockholders and underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Stockholders and underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)             make available for inspection by the Selling Stockholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this clause (xi) if  the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information; provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court

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of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)          as promptly as practicable notify in writing the Selling Stockholder and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 5.6(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)        use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 5.6(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)         cooperate with the Selling Stockholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not

29

bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Stockholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)           cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xvi)         have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)               The Company may require each Selling Stockholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Stockholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)               Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.6(a)(xii), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 5.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)               With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(i)                 use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

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(ii)              use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)            furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the SEC as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

5.7            Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article V, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 5.6(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show” and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose shares are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Stockholders, in the case of a Shelf Offering, the Demand Stockholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article V, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Stockholder’s Registrable Securities pursuant to any registration.

5.8            Miscellaneous.

(a)               Not less than five (5) calendar days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information,

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documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b)               The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the holders of Registrable Securities hereunder to any other Person without the prior written consent of Demand Stockholders holding a majority of the Registrable Securities then held by all Demand Stockholders.

(c)               By written notice delivered to the Company, any holder of Registrable Securities (an “Opting-Out Stockholder”) may elect to waive its right to participate in Underwritten Offerings and to be a Piggyback Seller and participate in a Piggyback Registration (an “Opt-Out”), until such time as the written notice is rescinded in writing. During such time as an Opt-Out is in effect: the Opting-Out Stockholder (a) shall not receive notices of any proposed Demand Registration, Shelf Offering or Piggyback Registration and (b) shall not be entitled to participate in any such registration or offering.

5.9            Registration Indemnification.

(a)               The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Stockholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.9(a)) will reimburse each such Selling Stockholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Stockholder and the officers, directors, members, shareholders, employees,

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managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b)               In connection with any registration statement in which a Selling Stockholder is participating, without limitation as to time, each such Selling Stockholder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.9(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholder shall be liable under this Section 5.9(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c)               Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)               In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different

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from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party, unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)               The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)                If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the net proceeds received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

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ARTICLE VI

DEFINITIONS

6.1            Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Activist Stockholder” means any Person (or any Affiliate of any such Person) that (a) has, whether individually or as a member of a Group (i) publicly engaged in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) with respect to equity securities of the Company to vote against, or to withhold consents with respect to, any nominee recommended by the Board for election to the Board or (ii) nominated a candidate for election to the Board that the Board recommended against or (b) has been identified on the most recently available “SharkWatch 50” list as of such date (or, if “SharkWatch 50” is no longer available, the then prevailing comparable list, as reasonably agreed by the Company and the Ki Holder).

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and with respect to each Investor and each K Family Member, an “affiliate” of such Investor or K Family Member, as applicable, as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Investor, K Family Member or an Affiliate of such Investor or K Family Member serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, an Affiliate of the Ki Holder, LGP or PF shall not include any portfolio company of the Ki Holder, LGP or PF or any investment fund, vehicle or holding company, or any limited partners, of the Ki Holder, LGP or PF, as applicable (any such portfolio company of the Ki Holder that would, in the absence of this proviso, be an Affiliate of the Ki Holder, a “Portfolio Company”); provided, further, that notwithstanding anything to the contrary herein, with respect to PF, “Affiliate” shall only include any Person directly or indirectly wholly owned or Controlled by the Government of the Emirate of Abu Dhabi.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Applicable Restricted Period” has the meaning set forth in Section 2.1(a).

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership (“Beneficial Ownership”)

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of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Blackout Period” means (i) solely with respect to the Ki Holder and the K Family Members and only until a Final Board Step-Down Event has occurred, any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) in the event that the Company determines in good faith that the registration would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company, a period of up to sixty (60) days; provided that a Blackout Period described in this clause (ii) may not occur more than twice in any period of twelve (12) consecutive months.

“Blackout Period Limitations” has the meaning set forth in Section 5.1(f).

“Board” has the meaning set forth in Section 1.1.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Closing Date Share Amount” means the number of Voting Securities that the Ki Holder, the K Family Members and their respective Controlled Affiliates, collectively, Beneficially Owned as of the Closing Date.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of the Ki Holder or its Representatives from the Company and its Subsidiaries (including Maverick PropCo and Maverick OpCo) or their respective Representatives or any Ki Director and its and their businesses, finances and operations, other than information which (i) was or becomes generally available to the public other than as a result of a breach of Section 1.6 by the Ki Holder or any of its Representatives, (ii) was or becomes available to the Ki Holder or any of its Representatives on a non-confidential basis from a source other than the Company or its Representatives, provided, that the source thereof is not known by the Ki Holder or such of its Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by the Ki Holder or such of its Representatives without the use of any such information that would otherwise be Confidential Information hereunder, provided that the source of such information was not known by the Ki Holder or its Representatives to be subject to a confidentiality agreement or other obligation of confidentiality in respect thereof. Subject to clauses (i)-(iii) above, Confidential Information also includes all non-public information previously provided by the Company or its Representatives under the Confidentiality Agreement.

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“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 7, 2025, among Maverick OpCo, Maverick PropCo, and the Company, and the Clean Team Agreement dated as of October 8, 2025, by and among Maverick OpCo, Maverick PropCo and the Company, in each case, as may be amended, modified, supplemented or restated.

“Contract” means any contract, lease, license, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Corporate Governance and Nominating Committee” means the corporate governance committee of the Board, or another committee performing the functions of nominating or selecting Persons for election or appointment to the Board.

“Current Business” has the meaning set forth in Section 3.2(a).

“Demand” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Demand Stockholder” means each of the Ki Holder and LGP, so long as the Ki Holder or LGP, as applicable, holds Registrable Securities.

“Designee Qualifications” has the meaning set forth in Section 1.3(c).

“Director” has the meaning set forth in Section 1.2(a).

“Estate Vehicles” means, with respect to any individual, any trust of which such individual or a Family Member of such individual is the primary beneficiary or any charitable remainder trust in which such individual has an interest or any other form of estate planning vehicle that is formed, established and operated for the benefit of such individual or his or her Family Members.

“Exchange” means the New York Stock Exchange.

“Exchange Act” has the meaning set forth in Section 4.1(e).

“Family Members” means, as to an individual, any spouse, parent, grandparent or other ancestor (by birth or adoption), sibling (by birth or adoption), lineal descendants (by birth or adoption), lineal descendants of siblings (by birth or adoption), heirs, testamentary trustees or legatees of such individual or of any spouse of such individual.

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“Family-Related Person” means each of the persons set forth on Schedule I and any of their respective Family Members or Estate Vehicles.

“Final Board Step-Down Event” has the meaning set forth in Section 1.2(a).

“Form S-3” has the meaning set forth in Section 5.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 5.6(a)(iv).

“Governmental Authority” has the meaning set forth in the Merger Agreement.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“holder of Registrable Securities” means any Investor or K Family Member holding Registrable Securities.

“Holder Representative” has the meaning set forth in the Recitals.

“Holders” means the Maverick OpCo Holders and Maverick PropCo Holders (each as defined in the Merger Agreement).

“Initial Board Step-Down Event” has the meaning set forth in Section 1.2(a).

“Initial LGP Investors” means Jupiter LP Coinvest LLC, Jupiter LP Side Coinvest LLC, Jupiter CEO Coinvest LLC, Jupiter Roll Holdings LLC, Green Equity Investors CF IV-A, L.P., Green Equity Investors CF IV-C, L.P., LGP Associates CF IV, LLC, Green Equity Investors CF IV J, L.P., GEI Jupiter Holdings J, L.P., GEI IX Jupiter Aggregator, LLC, and Green Equity Investors Side IX, L.P..

“Initial K Family Members” means the persons set forth on Schedule I.

“Initial Ki Holder” means Ki Atlantic Holdings Limited.

“Initial PF Investor” means Platinum Falcon B 2018 RSC Limited.

“Inspectors” has the meaning set forth in Section 5.6(a)(xi).

“Investors” has the meaning set forth in the Preamble.

“Law” has the meaning set forth in the Merger Agreement.

“LGP” has the meaning set forth in the Preamble, provided that the term “LGP” shall also include (i) any Permitted Transferee of any Initial LGP Investor to which Shares are Transferred by such Initial LGP Investor in compliance with the terms of this Agreement and (ii) any Permitted Transferee of any of the Persons included in clause (i) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“Losses” has the meaning set forth in Section 5.9(a).

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“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 5.3(e).

“K Family Members” has the meaning set forth in the Preamble, provided that the term “K Family Members” shall also be deemed to include (i) any Permitted Transferee of any Initial K Family Member to which Shares are Transferred by such Initial K Family Member in compliance with the terms of this Agreement and (ii) any Permitted Transferee of any of the Persons included in clause (i) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“Ki Holder” has the meaning set forth in the Preamble, provided that the term “Ki Holder” shall also be deemed to include (i) any Permitted Transferee of the Initial Ki Holder to which Shares are Transferred by the Initial Ki Holder in compliance with the terms of this Agreement and (ii) any Permitted Transferee of any of the Persons included in clause (i) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“Ki Designee” means, subject to Section 1.3 and Section 1.2(b), an individual designated in writing by the Ki Holder for nomination for election or appointment to the Board. The initial Ki Designees shall be Sir Bradley Fried and Stanley Fleishman.

“Ki Director” means a Ki Designee who has been elected or appointed to the Board.

“Maverick OpCo” has the meaning set forth in the Recitals.

“Maverick PropCo” has the meaning set forth in the Recitals.

“Maximum Voting Percentage” has the meaning set forth in Section 1.4(c).

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub 1” has the meaning set forth in the Recitals.

“Merger Sub 2” has the meaning set forth in the Recitals.

“Merger Sub 3” has the meaning set forth in the Recitals.

“Mergers” has the meaning set forth in the Recitals.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any successor to such provision.

“Non-Liable Person” has the meaning set forth in Section 7.15.

“OpCo Merger” has the meaning set forth in the Recitals.

“Opt-Out” has the meaning set forth in Section 5.8(c).

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“Opting-Out Stockholder” has the meaning set forth in Section 5.8(c).

“Other Demanding Sellers” has the meaning set forth in Section 5.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 5.2(b).

“Parent” has the meaning set forth in the Recitals.

“Parent Merger” has the meaning set forth in the Recitals.

“Permitted Transferee” means, (a) with respect to any Investor or K Family Member, any Controlled Affiliate of such Investor or K Family Member, (b) with respect to the Ki Holder and the K Family Members, a Transfer for bona fide tax or estate planning purposes to any Family-Related Person, (c) with respect to LGP, a Transfer to any of LGP’s related investment funds or vehicles that are, in each case, controlled or managed by LGP or any Controlled Affiliate of LGP, (d) with respect to PF, a Transfer to any Person directly or indirectly wholly owned or Controlled by the Government of the Emirate of Abu Dhabi, and (e) a Transfer that is a bona fide charitable contribution to a charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or under the applicable tax laws of the domicile of such charitable trust or organization, and controlled by such Investor or K Family Member or any of the persons listed in the foregoing clauses (a) and (b), and in each case of clauses (a), (b), (c) and (d), upon prior written notice to the Company, and (e), subject to the execution by the transferor, and the transferee, of a joinder to this Agreement in the form attached as Exhibit A hereto, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if they were an original party hereto (in the capacity of the Ki Holder, LGP, PF or such other Investor or K Family Member, as applicable).

“Permitted Transfers” has the meaning set forth in Section 2.1(b).

“Person” has the meaning set forth in the Merger Agreement.

“PF” has the meaning set forth in the Preamble, provided that the term “PF” shall also include (i) any Permitted Transferee of the Initial PF Investor to which Shares are Transferred by the Initial PF Investor in compliance with the terms of this Agreement and (ii) any Permitted Transferee of any of the Persons included in clause (i) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“Piggyback Notice” has the meaning set forth in Section 5.2(a).

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Piggyback Seller” has the meaning set forth in Section 5.2(a).

“Pro Rata Transaction” means any transaction in which all holders of Holdco Common Stock (x) are offered terms substantially similar to those given to the Ki Holder or otherwise are offered the opportunity to, or will, participate in such transaction on a pro rata basis, and (y) are entitled to receive consideration of equal market value (on a per share or as-converted basis).

“Prohibited Entity” has the meaning set forth in Section 3.1(a)(ii).

“PropCo Merger” has the meaning set forth in the Recitals.

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“Records” has the meaning set forth in Section 5.6(a)(xi).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $250 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Stockholder.

“Registrable Securities” means, with respect to any Investor or K Family Member, the shares of Holdco Common Stock held by such Investor or K Family Member and any shares of Holdco Common Stock received by the Investor or K Family Member in connection with any stock split or subdivision, stock dividend, distribution or similar transaction and any securities into which such shares of Holdco Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company; provided, that any such shares of Holdco Common Stock shall cease to be Registrable Securities (i) when they are sold pursuant to an effective registration statement under the Securities Act, (ii) when they are sold pursuant to Rule 144 under the Securities Act, (iii) when they shall have ceased to be outstanding or (iv) so long as the aggregate value of the Registrable Securities Beneficially Owned by (x) the Ki Holder and K Family Members and their respective Permitted Transferees in the aggregate, (y) LGP and its Permitted Transferees in the aggregate or (z) PF and its Permitted Transferees in the aggregate, in each case, as applicable, is less than $250 million; provided, further, that Registrable Securities shall not include any Shares that are not permitted to be sold as a result of the transfer restrictions set forth in Section 2.1(a) if the sale thereof pursuant to the registration rights provided in Article V would occur while such transfer restrictions are in effect.

“Representatives” has the meaning set forth in Section 1.6(b)(i).

“Requested Information” has the meaning set forth in Section 5.8(a).

“Requesting Stockholders” has the meaning set forth in Section 5.1(a).

“Restricted Persons” means (i) any Prohibited Entity and (ii) (x) in the case of Transfers by the Ki Holder and K Family Members, any Activist Stockholder or (y) in the case of Transfers by LGP or PF, any Persons (or any Affiliate of any Person) described in clause (b) of the definition of Activist Stockholder.

“SEC” has the meaning set forth in Section 4.1(e).

“Securities Act” has the meaning set forth in Section 2.1(f).

“Selling Stockholders” has the meaning set forth in Section 5.6(a)(i).

“Shares” has the meaning set forth in the Recitals.

“Shelf Notice” has the meaning set forth in Section 5.3(a).

“Shelf Offering” has the meaning set forth in Section 5.3(e).

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“Shelf Registration Statement” has the meaning set forth in Section 5.3(a).

“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.

“Standstill Period” has the meaning set forth in Section 2.2(c).

“Subsidiary” has the meaning set forth in the Merger Agreement.

“Take-Down Notice” has the meaning set forth in Section 5.3(e).

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding. The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest then Beneficially Owned by such Person, including pursuant to any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transfer” means (i) to transfer, assign, sell, offer to sell, lease, encumber, pledge (including under any margin loan), hypothecate, grant any option to purchase, otherwise dispose of or enter into any contract to do any of the foregoing, directly or indirectly, by operation of law or otherwise or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other similar agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means shares of Holdco Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

6.2            Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not

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limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Holdco Common Stock by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

ARTICLE VII

MISCELLANEOUS

7.1            Term. This Agreement will be effective as of the Closing Date and, unless otherwise specified herein, shall automatically terminate with respect to any Investor on the first date such Investor no longer Beneficially Owns any shares of Holdco Common Stock or Registrable Securities. If this Agreement is terminated pursuant to this Section 7.1, this Agreement shall immediately then be terminated and of no further force and effect, except for the provisions set forth in Section 1.6(b) (which shall survive termination of this Agreement for a period of two (2) years from such termination), Section 5.9, Section 6.2 and this Article VII, and except that no termination hereof pursuant to this Section 7.1 shall have the effect of shortening the periods set forth in Section 3.1(a)-(c), which, in each case, shall survive in accordance with their terms.

7.2            Notices.

(a)               Notices and other statements in connection with this Agreement shall be in writing in the English language and shall be delivered by hand or overnight courier to the recipient’s physical address or email address as set forth below or to such other physical address or email address as a party hereto may notify to the other parties hereto from time to time and shall be given:

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(i)	if to the Company, to:

	Name:	New Slider Holdco, Inc.
	Address:	1390 Enclave Parkway
Houston, Texas 77077
	Email:	[***]
	Attention:	Jennifer K. Schott

with a copy to (which shall not be considered notice):

	Name:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
	Address:	1285 Avenue of the Americas
New York, New York 10019
	Email:	jlangston@paulweiss.com
akrause@paulweiss.com
	Attention:	James E. Langston
Andrew D. Krause

(ii)	if to the Ki Holder, to:

	Name:	Ki Atlantic Holdings Limited
	Address:	[***]
	Email:	[***]
	Attention:	Carl von Bratt

with a copy to (which shall not be considered notice):

	Name:	Wachtell, Lipton, Rosen & Katz
	Address:	51 West 52nd Street
New York, NY 10019
	Email:	AJNussbaum@wlrk.com
VGoldfeld@wlrk.com
KMDiamond@wlrk.com
	Attention:	Andrew J. Nussbaum
Victor Goldfeld
Kyle M. Diamond

(iii)	if to LGP, to:

	Name:	Leonard Green & Partners, L.P.
	Address:	11111 Santa Monica Boulevard, Suite 2000
Los Angeles, CA 90025
	Email:	[***]
[***]
	Attention:	Usama Cortas
Andrew Goldberg

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with a copy to (which shall not be considered notice):

Name:	Latham & Watkins LLP
Address:	1271 Avenue of the Americas
New York, NY 10020
Email:	paul.kukish@lw.com
michael.vardanian@lw.com
Attention:	Paul Kukish
Michael Vardanian

(iv)	if to PF, to:

	Name:	Platinum Falcon B 2018 RSC Limited
	Address:	Level 26, Al Khatem Tower Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates
	Email:	[***]
	Attention:	Directors

with a copy to (which shall not be considered notice):

	Name:	Cleary Gottlieb Steen & Hamilton LLP
	Address:	Al Sila Tower, 27th floor, Abu Dhabi Global Market Square, Al Maryah Island, PO Box 29920, Abu Dhabi, United Arab Emirates
	Email:	cmacbeth@cgsh.com
mpreston@cgsh.com
jkupiec@cgsh.com
	Attention:	Chris Macbeth
Michael Preston
John Kupiec

(b)               A notice shall be effective upon receipt and shall be deemed to have been received (i) if given by mail, 72 hours after such communication is sent by reliable international overnight delivery service (with proof of service) or hand delivery, (ii) when transmitted via e-mail to the e-mail address set forth above (provided no “bounce back” or similar message of non-delivery is received with respect thereto) or (iii) if given by any other means, when delivered at the address specified in this Section 7.2.

7.3            Investor Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the Ki Holder, LGP or the other Investors or K Family Members, as applicable, shall be made by, and shall be valid and binding upon, the Ki Holder, LGP or the other Investors or K Family Members, respectively, if made by (i) in the case of the Ki Holder, by the Ki Holder, (ii) in the case of LGP, by LGP, (iii) in the case of each other Investor, by such other Investor and (iv) in the case of each K Family Member, by such K Family Member.

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7.4            Amendments and Waivers. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company, and (ii) the Ki Holder; provided that any amendment that would affect the obligations, rights, benefits or entitlements of an Investor in a materially adverse and disproportionate manner compared to the other Investors shall also require the consent of such Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.5            Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that, subject to the execution of a joinder to this Agreement as provided in the definition of “Permitted Transferee,” any Investor or K Family Member may assign any of their respective rights herein to a Permitted Transferee of such Investor or K Family Member; provided, further, that any proposed assignment by the Ki Holder or LGP of any of their respective rights herein to any party other than to a Controlled Affiliate of the Ki Holder or LGP, as applicable, may be granted or withheld in the Company’s sole and absolute discretion, it being understood that it is the intention of the parties hereto that the rights afforded to the Ki Holder and LGP are personal to such Persons and are not transferable except as expressly provided herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 7.5 shall be void.

7.6            Recapitalizations, Exchanges Affecting the Registrable Securities; Other Transactions. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a dividend of shares of Holdco Common Stock, share subdivision or split, share issuance, reverse share split, combination, recapitalization, reclassification, merger, consolidation or otherwise; provided, however, in any case, in connection with such transaction, the applicable successor to the Company agrees to be bound by the terms of this Agreement or otherwise assumes such terms. The intent of the parties is to fairly and equitably preserve the original rights and obligations of the parties hereto under this Agreement.

7.7            Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

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7.8            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

7.9            Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Merger Agreement, the Transaction Documents (as defined in the Merger Agreement) and the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

7.10        Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY OR, IF THE DELAWARE COURT OF CHANCERY LACKS JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 7.10 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 7.2 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS

47

AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

7.11        Specific Performance. The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is expressly agreed that the parties hereto shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, without bond or other security being required, this being in addition to any other remedies to which they are entitled at law or in equity. Each party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any party.

7.12        No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided that the Persons indemnified under Section 5.9 are intended third party beneficiaries of Section 5.9, and Non-Liable Persons are intended third party beneficiaries of Section 7.15.

7.13        No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement.

7.14        No Affiliation. Nothing in this Agreement shall be deemed to constitute the parties as partners, co-venturers or agents of each other.

7.15        No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Investor (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto or any of their Affiliates with respect to their obligations hereunder (each, a “Non-Liable Person”), whether by or through attempted piercing of the

48

corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

NEW SLIDER HOLDCO, INC.

By:	/s/ Andrew Wurdack
	Name:	Andrew Wurdack
	Title:	Secretary

[Signature Page to Stockholders Agreement]

KI ATLANTIC HOLDINGS LIMITED

By:	/s/ Marc Menashe
	Name:	Marc Menashe
	Title:	Authorized Signatory

By:	/s/ Greg Roediger
	Name:	Greg Roediger
	Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

JUPITER LP COINVEST LLC

By:	Leonard Green & Partners, L.P., its manager

By:	LGP Management, Inc., its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Senior Vice President

JUPITER LP SIDE COINVEST LLC

By:	Leonard Green & Partners, L.P., its manager

By:	LGP Management, Inc., its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Senior Vice President

JUPITER CEO COINVEST LLC

By:	Leonard Green & Partners, L.P., its manager

By:	LGP Management, Inc., its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Senior Vice President

JUPITER ROLL HOLDINGS LLC

By:	Peridot Coinvest Manager LLC, its manager

By:	Leonard Green & Partners, L.P., its manager

By:	LGP Management, Inc., its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Senior Vice President

[Signature Page to Stockholders Agreement]

GREEN EQUITY INVESTORS CF IV-A, L.P.

By:	GEI Capital CF IV, LLC, its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

GREEN EQUITY INVESTORS CF IV-C, L.P.

By:	GEI Capital CF IV, LLC, its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

LGP ASSOCIATES CF IV, LLC

By:	Peridot Coinvest Manager LLC

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

GREEN EQUITY INVESTORS CF IV J, L.P.

By:	GEI Capital CF IV J, LLC, its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

GEI JUPITER HOLDINGS J, L.P.

By:	GEI Capital VI, LLC, its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

GEI IX JUPITER AGGREGATOR, LLC

By:	Peridot Manager LLC, its manager

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

GREEN EQUITY INVESTORS SIDE IX, L.P.

By:	GEI Capital IX, LLC, its general partner

By:	/s/ Usama Cortas
	Name:	Usama Cortas
	Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

PLATINUM FALCON B 2018 RSC LIMITED

By:	/s/ Mohamed Fahed Mohamed Al Mazrouei
	Name:	Mohamed Fahed Mohamed Al Mazrouei
	Title:	Authorized Signatory

By:	/s/ Ahmed Almehairbi
	Name:	Ahmed Almehairbi
	Title:	Authorized Signatory

K FAMILY MEMBERS

By:	[Intentionally omitted]
Name:
Title:

By:	[Intentionally omitted]
Name:
Title:

By:	[Intentionally omitted]
Name:
Title:

[Signature Page to Stockholders Agreement]